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Exhibit 23(b)

CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Target Corporation for the registration of $2,000,000,000 in various debt and equity securities (under a universal shelf registration) and to the incorporation by reference therein of our report dated February 28, 2000, with respect to the consolidated financial statements of Target Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended January 29, 2000, filed with the Securities and Exchange Commission.

Minneapolis, Minnesota	/s/ ERNST & YOUNG, LLP
July 21, 2000

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CONSENT OF INDEPENDENT AUDITORS